SOLICITED BY THE BOARD OF DIRECTORS OF CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

The undersigned appoints or directs the depositary agent identified on the reverse hereof to appoint, C. L. Greenwalt and W. A. Koertner, and each of them as attorneys and proxies with power of substitution to vote, as indicated hereon, all shares of Preferred Stock of Central Illinois Public Service Company held of record in the name of, or held for the account of, the undersigned at the close of business on the record date and, in their discretion, to vote on all other matters which may properly come before the 1996 Annual Meeting of Shareholders of Central Illinois Public Service Company and at all adjourned sessions thereof, all as set forth in the Notice and Proxy Statement relating to the meeting.


                                             If joint account, each joint
                                             owner should sign.  State title
                                             when signing as executor,
                                             administrator, trustee, guardian,
                                             etc.

                                             DO NOT FOLD

                                             DATE _________________________

                                   SIGNED _________________________________

                                          _________________________________

The votes represented by this proxy, if properly executed, will be voted as indicated by you. If you sign and return the proxy unmarked, such votes will be voted "FOR" the election of directors.


DIRECTORS RECOMMENDED a Vote "FOR" Item 1.

                              For ___                  Withhold Authority ___

1.   Election of Directors    all nominees listed      to vote for all
                              below (except as         nominees
                              marked to the
                              contrary)

     W. J. Alley         C. L. Greenwalt          J. L. Heath
     R. W. Jackson       G. R. Lohman             R. A. Lumpkin
     H. M. Merriman      T. L. Shade              J. W. Wogsland

     To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

Please mark your vote with an "X." Then DATE PROXY AND SIGN ON REVERSE side exactly as name(s) are shown and return signed proxy in enclosed envelope.

Holders of depositary shares representing 1/4 of the share of 6.625% Cumulative Preferred Stock direct Illinois Stock Transfer Company, as depository agent for holders of depositary shares, to appoint proxies to vote as indicated herein.

(To be signed on reverse side)